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                                                                    EXHIBIT 10.5


                              KPMG Consulting, Inc.
                          2000 Long-Term Incentive Plan

                        RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the "Agreement") is made between KPMG Consulting, Inc., a Delaware corporation (together with its subsidiaries and affiliates, the "Company"), and you ("you" or the "Executive").

The Restricted Stock Award covered by this Agreement is made pursuant to the 2000 Long-Term Incentive Plan (the "Plan"), and is subject to the following terms and provisions:

1. Subject to the terms and conditions of the Plan and this Agreement, the Compensation Committee of the Company awards to you __________ shares of Common Stock of the Company (the "Restricted Stock"), subject to restrictions on sale of such Restricted Stock that will lapse (i) as to ___________ shares on June 30, 2002 and June 30, 2003 and (ii) as to
     ______________ shares on June 30, 2004. The dates on which the restrictions on the Restricted Stock lapse are referred to as the "Lapse Dates."

2. You acknowledge and agree that the lapse of restrictions on the shares of Restricted Stock is conditional on your remaining continuously employed by the Company on the relevant Lapse Dates. In the event of the voluntary or involuntary termination of your employment, your right to receive shares of Common Stock on a subsequent Lapse Date will terminate effective as of the date that you are no longer actively employed by the Company, provided, however, that if you become entitled to severance compensation under any special termination agreement between you and the Company relating to a change of control of the Company, then the restrictions on all remaining shares of Restricted Stock shall lapse immediately

3. You acknowledge and agree that, if you are on a leave of absence approved by the Company on one or more of the relevant Lapse Dates, your right to receive shares of Common Stock as to which the restrictions would have lapsed on such Lapse Date is conditional on your resuming active employment with the Company, and the restrictions will lapse on the date that you resume your active employment. If your employment relationship is terminated without your resuming active employment, then you understand and acknowledge that you will not receive the Common Stock and that you will have no claim or entitlement to any shares of Restricted Stock as to which the restrictions have not lapsed.

4. By entering into this Agreement and accepting the Restricted Stock Award, you acknowledge and agree:

     (i) that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time, as provided in the Plan;

     (ii) that the grant of this Restricted Stock Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Awards or benefits in lieu of Restricted Stock Awards;

     (iii) that all decisions with respect to any such future grants, if any, will be at the sole discretion of the Company;

     (iv) that your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship at any time with or without cause; and

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     (v)  that no claim or entitlement to compensation or damages arises from your forfeiture of any portion of this Restricted Stock Award or diminution in value of the shares of Common Stock subject to this Restricted Stock Award, and you irrevocably release the Company from any such claims that may arise.

6. Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding ("Tax-Related Items"), you acknowledge and agree that the ultimate liability for all Tax-Related Items is and remains your responsibility.

7. The validity, construction and effect of this Agreement and the Plan shall be determined in accordance with the laws of the United States and the State of Delaware, without regard to its conflict of laws principles.

By your signature below, you acknowledge that you have reviewed this Agreement, have had an opportunity to obtain the advice of counsel prior to signing this Agreement and fully understand all provisions of this Agreement. You hereby accept this Restricted Stock Award subject to all the terms and provisions of this Agreement and the Plan.

Executive:




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Signature




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